Exhibit 99.1

PRESS RELEASE

Investor Contact:	Media Contact:

Sridhar Ganesan	Judith Pryor
Chief Financial Officer	SVP, Corporate Affairs
WorldSpace, Inc.	WorldSpace, Inc.
+1 301 960 2300	+1 301 960 1242
sganesan@worldspace.com	jpryor@worldspace.com

FOR IMMEDIATE RELEASE

WORLDSPACE®, INC. VOLUNTARILY FILES

FOR BANKRUPTCY PROTECTION

SILVER SPRING, Md., Sept. 17, 2008—WorldSpace, Inc. (NASDAQ: WRSP) a leading provider of satellite radio services outside the U.S., today announced it, along with its U.S. subsidiaries WorldSpace Systems Corporation and AfriSpace, Inc. have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Delaware.

The WorldSpace Board of Directors unanimously determined that Chapter 11 reorganization was necessary for the Company to engage in an orderly process to raise sufficient funds to repay its senior secured and convertible notes by means of either a sale of the Company or its assets, or a recapitalization of the Company.

WorldSpace will continue to operate its business and manage its assets as a “debtor-in-possession” under the jurisdiction of the court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the court. The holders of the Company’s existing senior secured and convertible notes have agreed to provide, subject to the satisfaction of certain conditions, a “debtor-in-possession” financing facility of up to $13 million for a period of 90 days in order to facilitate a sale transaction. The financing facility is expected to enable the Company to continue to pay salaries of critical employees and continue operations which are critical to preserving the value of its core assets through the term of the facility.

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About 1worldspaceTM

Based in the Washington, DC metropolitan area, 1worldspaceTM is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. 1worldspace award-winning programming provides subscribers with a combination of news, sports, music, talk and entertainment, as well as brand-name content and educational programming. Leading brands from around the globe found on 1worldspace include the BBC, Virgin Radio UK, and RFI.

1worldspace satellites cover two-thirds of the earth and enable the Company to offer a wide range of innovative services for enterprises and governments globally, including distance learning, alert delivery, data delivery, and disaster readiness and response systems. 1worldspace is a pioneer of satellite-based digital radio services and was instrumental in the early development of the technology infrastructure used today by XM Satellite Radio. For more information, visit www.1worldspace.com.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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